Exhibit 21.1

List of Subsidiaries or Other Related Entities of Company

Cheniere Class B Units Holdings, LLC
Cheniere Common Units Holding, LLC
Cheniere Corpus Christi Pipeline, L.P.
Cheniere Creole Trail Pipeline, L.P.
Cheniere Energy Investments, LLC
Cheniere Energy Operating Co., Inc.
Cheniere Energy Partners GP, Inc.
Cheniere Energy Partners GP, LLC
Cheniere Energy Partners, L.P.
Cheniere Energy Shared Services, Inc.
Cheniere International Investments, B.V.
Cheniere LNG Holdings, LLC
Cheniere LNG International S.A.R.L.
Cheniere LNG O&M Services, LLC
Cheniere LNG Services S.A.R.L.
Cheniere LNG Terminals, LLC
Cheniere LNG, Inc.
Cheniere Marketing, LLC
Cheniere Midstream Holdings, Inc.
Cheniere Midstream Services, LLC
Cheniere NGL Pipeline, LLC
Cheniere Pipeline Company
Cheniere Pipeline GP Interests, LLC
Cheniere Southern Trail, GP, Inc.
Cheniere Southern Trail Pipeline, L.P.
Cheniere Subsidiary Holdings, LLC
Cheniere Supply & Marketing, Inc.
Corpus Christi Liquefaction, LLC
Corpus Christi LNG, LLC
Corpus Christi Natural Gas Liquids, LLC
Creole Trail GP, Inc.
Creole Trail LNG, L.P.
Frontera Pipeline, LLC
Grand Cheniere Pipeline, LLC
Marea GP, LLC
Marea Associates, L.P.
Sabine Pass Liquefaction, LLC
Sabine Pass Liquefaction Expansion, LLC
Sabine Pass LNG, L.P.
Sabine Pass LNG-GP, LLC
Sabine Pass LNG-LP, LLC
Sabine Pass Tug Services, LLC
Sonora Pipeline, LLC
Terranova Energia S. de R.L. de C.V.